UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2006

Clarient, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Columbia , Aliso Viejo, CA	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 425-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d).       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2006, Dr. Dennis Morgan Smith, Jr., M.D. was appointed to the Company’s Board of Directors.  He will also serve on the Company’s Corporate Governance Committee and on the Compensation Committee.  Dr. Smith, 54, provides consulting and management services to the healthcare industry and to venture capital firms.  Dr. Smith has over 25 years of experience in healthcare management, outreach laboratory, pathology, laboratory medicine, and blood banking.  He is a board-certified clinical and anatomic pathologist and transfusion medicine specialist.  From 1997-2005, Dr. Smith served on the executive management team and Board of Directors of AmeriPath, Inc.  While at AmeriPath, Dr. Smith served as Senior Vice President and Medical Director from 1997-2001, Chief Medical Officer from 2001-2003 and Executive Director of AmeriPath’s Center for Advanced Diagnostics from 2003-2005.  In addition, Dr. Smith served on AmeriPath Inc.’s Board of Directors from 2001-2003 and as the Executive Vice President of Genomic Strategies with AmeriPath from 2001-2005.

In addition, James A. Datin was appointed Chairman of the Board of Directors, effective July 18, 2006.  Mr. Datin is the Executive Vice President and Managing Director of Life Sciences at Safeguard Scientifics, Inc., and has served on the Company’s Board of Directors since October, 2005.  Mr. Datin replaces Mr. Michael Cola, who served in that role since June 2003.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description of Exhibit
99.1	Press Release of Clarient Inc., dated July 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2006	By:	/s/ James V. Agnello
		Name:	James V. Agnello
		Title:	Senior Vice President and
Chief Financial Officer